Contact:	Mark Thomson, CFO

(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Results

For the Third Quarter Ended December 31, 2012

Net Income of $6.1 million on Net Sales of $81.6 million

Hampton, VA, February 5, 2013 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three and nine months ended December 31, 2012.

The Company reported consolidated net sales of $81.6 million for the three months ended December 31, 2012, an increase of $5.3 million or 7%, as compared to the corresponding period of last year. Excluding sales attributed to the Gentech, Cosense and RTD acquisitions of approximately $8.1 million for the three months ended December 31, 2012 and net sales of approximately $2.5 million for Gentech during the prior year, organic sales decreased $0.3 million or approximately 0.4%. Changes in the average U.S. dollar / Euro exchange rate during the three months ended December 31, 2012 as compared to the three months ended December 31, 2011, adversely impacted the Company’s organic sales by approximately $0.7 million.

For the three months ended December 31, 2012, the Company reported net income of $6.1 million, or $0.38 per diluted share, as compared to net income of $4.7 million, or $0.30 per diluted share, for the same period last year.

The Company reported consolidated net sales of $258.0 million for the nine months ended December 31, 2012, an increase of $31.2 million or 13.8%, as compared to the corresponding period of last year. Excluding sales attributed to the Eureka, Celesco, Gentech, Cosense and RTD acquisitions of $32.5 million for the nine months ended December 31, 2012, and sales of $7.3 million attributed to Eureka, Celesco and Gentech for the nine months ended December 31, 2011, organic sales increased approximately $6.0 million or 2.7%. Changes in the average U.S. dollar / Euro exchange rate during the nine months ended December 31, 2012 as compared to the nine months ended December 31, 2011, adversely impacted the Company’s organic sales by approximately $5.2 million.

For the nine months ended December 31, 2012, the Company reported net income of $25.1 million, or $1.55 per diluted share, as compared to net income of $19.4 million, or $1.22 per diluted share for the same period last year.

Frank Guidone, Company CEO, commented, “Our third quarter fiscal 2013 financial results were adversely impacted by weak macro conditions compounded by destocking in the supply chain across most market verticals. While our three month book to bill was 1.02 (signaling expansion), bookings were modestly below our expectation. We have seen a strong pickup in January bookings and expect fourth quarter sales to range between $88 million and $90 million, resulting in forecast fiscal 2013 net sales of approximately $346 million to $348 million.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

Guidone continued, “Through 9 months, we generated $23.5 million in Free Cash Flow and maintain a conservative balance sheet with 1.1 net debt to adjusted EBITDA. We recently expanded our senior credit facility which will provide additional capital for acquisitions. We believe our ability to source, close and integrate synergistic acquisitions at attractive valuations will allow us to deliver industry leading growth despite the challenging macro environment. We continue to maintain a robust development pipeline that will boost organic growth over the coming years and have made good progress on some of our larger opportunities, evidenced by several recent awards, including a $1 million stocking order for our new digital humidity sensor as well our first formal design win for an off-road in-tank combo urea level/quality sensor.”

On February 5, 2013, the Company filed its Form 10-Q for the three and nine months ended December 31, 2012. Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Wednesday, February 6, 2013 at 11:00 AM Eastern to answer questions regarding the results reported in our Form 10-Q for the three and nine months ended December 31, 2012.  US dialers: (877) 407-9210; International dialers (201) 689-8049.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the conference ID# 408072, and on Investorcalendar.com.

About Measurement Specialties: Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as measuring pressure, linear/rotary position, force, torque, piezoelectric polymer film sensors, custom microstructures, load cells, vibrations and acceleration, optical absorption, humidity, gas concentration, gas flow rate, temperature, fluid properties and fluid level. MEAS uses multiple advanced technologies - piezoresistive silicon, polymer and ceramic piezoelectric materials, application specific integrated circuits, micro-electromechanical systems (“MEMS”), foil strain gauges, electromagnetic force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, anisotropic magneto-resistive devices, electromagnetic displacement sensors, hygroscopic capacitive structures, ultrasonic measurement systems, optical measurement systems, negative thermal coefficient (“NTC”) ceramic sensors, 3-6 DOF (degree of freedom) force/torque structures, complex mechanical resonators, magnetic reed switches, high frequency multipoint scanning algorithms, and high precision submersible hydrostatic level detection – to engineer sensors that operate precisely and cost effectively.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(Amounts in thousands, except share and per share amounts)	2012	2011	2012	2011
Net sales	$81,628	$76,341	$258,006	$226,768
Cost of goods sold	49,074	47,470	151,790	135,449
Gross profit	32,554	28,871	106,216	91,319
Selling, general, and administrative expenses	24,873	22,406	75,527	66,282
Operating income	7,681	6,465	30,689	25,037
Interest expense, net	688	806	2,072	1,932
Foreign currency exchange loss (gain)	(7)	27	235	47
Equity income in unconsolidated joint venture	(143)	(240)	(534)	(612)
Impairment of asset held for sale	-	-	489	-
Acquisition earn-out adjustment	-	-	(3,775)	-
Other expense (income)	(28)	(10)	(15)	41
Income before income taxes	7,171	5,882	32,217	23,629
Income tax expense	1,075	1,187	7,144	4,269
Net income	$6,096	$4,695	$25,073	$19,360

Earnings per common share - Basic:
Net income - Basic	$0.40	$0.31	$1.63	$1.29
Net income - Diluted	$0.38	$0.30	$1.55	$1.22

Weighted average shares outstanding - Basic	15,352	15,040	15,348	15,059
Weighted average shares outstanding - Diluted	16,087	15,818	16,126	15,918

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

	December 31,	March 31,
(Amounts in thousands)	2012	2012

ASSETS

Current assets:
Cash and cash equivalents	$32,161	$32,725
Accounts receivable trade, net of allowance for doubtful accounts of $957 and $766, respectively	50,360	49,315
Inventories, net	60,662	57,704
Deferred income taxes, net	1,768	1,626
Prepaid expenses and other current assets	4,193	5,229
Other receivables	1,623	2,967
Asset held for sale	940	1,429
Total current assets	151,707	150,995

Property, plant and equipment, net	65,282	60,484
Goodwill	154,612	144,455
Acquired intangible assets, net	58,722	49,378
Deferred income taxes, net	4,011	3,613
Investment in unconsolidated joint venture	2,734	3,038
Other assets	7,427	6,244
Total assets	$444,495	$418,207

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	March 31,
(Amounts in thousands, except share amounts)	2012	2012

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$-	$1,867
Current portion of long-term debt	198	123
Current portion of capital lease obligations	26	30
Deferred acquisition payment	1,480	-
Accounts payable	25,597	31,879
Accrued expenses	5,297	5,116
Accrued compensation	10,002	8,755
Income taxes payable	1,962	3,124
Deferred income taxes, net	521	375
Other current liabilities	2,856	3,201
Total current liabilities	47,939	54,470

Revolver	86,000	80,251
Long-term debt, net of current portion	20,538	20,711
Capital lease obligations, net of current portion	11	30
Acquisition earn-out contingencies	1,826	4,317
Deferred income taxes, net	11,336	10,184
Other liabilities	6,497	5,227
Total liabilities	174,147	175,190

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 15,403,666 shares and 15,297,151 shares issued and outstanding	-	-
Additional paid-in capital	104,274	101,435
Retained earnings	154,086	129,013
Accumulated other comprehensive income	11,988	12,569
Total equity	270,348	243,017
Total liabilities and shareholders' equity	$444,495	$418,207

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended December 31,
(Amounts in thousands)	2012	2011
Cash flows from operating activities:
Net income	$25,073	$19,360
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,211	11,948
Non-cash equity based compensation	3,744	3,662
Acquisition earn-out adjustment	(3,775)	-
Impairment of asset held for sale	489	-
Deferred income taxes	(1,660)	(479)
Equity income in unconsolidated joint venture	(534)	(612)
Unconsolidated joint venture distributions	825	582
Net change in operating assets and liabilities:
Accounts receivable, trade	968	2,142
Inventories	(686)	(2,932)
Prepaid expenses, other current assets and other receivables	2,224	596
Other assets	(1,366)	(1,910)
Accounts payable	(6,867)	1,622
Accrued expenses, accrued compensation, other current and other liabilities	2,582	(3,576)
Income taxes payable	557	(3,209)
Net cash provided by operating activities	34,785	27,194
Cash flows from investing activities:
Purchases of property and equipment	(11,244)	(9,759)
Acquisition of business, net of cash acquired, and acquired intangible assets	(27,466)	(46,317)
Net cash used in investing activities	(38,710)	(56,076)
Cash flows from financing activities:
Borrowings from revolver and short-term debt	25,797	48,900
Repayments of revolver and capital leases	(21,859)	(14,559)
Repayments of long-term debt	(88)	(141)
Payment of deferred financing costs	-	(353)
Purchase of treasury stock	(7,000)	(6,500)
Proceeds from exercise of options and employee stock purchase plan	4,950	5,123
Excess tax benefit from exercise of stock options	1,145	819
Net cash provided by (used in) financing activities	2,945	33,289

Net change in cash and cash equivalents	(980)	4,407
Effect of exchange rate changes on cash	416	(715)
Cash, beginning of year	32,725	20,860
Cash, end of period	$32,161	$24,552

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

Reconciliations of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
(In thousands, except percentages)
Net income	$6,096	$4,695	$25,073	$19,360

Add Back:
Interest	688	806	2,072	1,932
Provision for income taxes	1,075	1,187	7,144	4,269
Depreciation and amortization	4,523	4,847	13,211	11,948
Foreign currency exchange loss	(7)	27	235	47
Non-cash equity based compensation	1,500	1,162	3,744	3,662
Gain on fair value adjustments for earn-outs	-	-	(3,775)	-
Impairment of asset held for sale	-	-	489	-
ITAR legal fees, acquisition related fees and restructuring costs	140	333	578	467
Adjusted EBITDA	$14,015	$13,057	$48,771	$41,685
As % of Net Sales	17.2%	17.1%	18.9%	18.4%

Free Cash Flow
Capital expenditures for new French and Chinese facilities	$(45)	$(2,718)	$(1,039)	$-
Purchases of property and equipment, excluding new facilities	(2,679)	(2,430)	(10,205)	(9,759)
Purchases of property and equipment	(2,724)	(5,148)	(11,244)	(9,759)
Net cash provided by operating activities	12,518	8,061	34,785	27,194
Free Cash Flow	$9,794	$2,913	$23,541	$17,435

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

	Three Months Ended	Nine Months Ended
(Amount in thousands, except per share amounts)	December 31, 2012	December 31, 2012

Net income	$6,096	$25,073

Adjustments:
Impairment of asset held for sale, after income taxes	-	377
Acquisition earn-out fair value gain, after income taxes	-	(3,321)
Swiss non-cash income tax expense	-	853
Non-cash income tax credit for provision to return adjustment	(575)	(575)
Total adjustments	(575)	(2,666)
Adjusted Net Income	$5,521	$22,407

Net income per diluted share	$0.38	$1.55
Adjusted Net Income per diluted share	$0.34	$1.39

Weighted average shares outstanding - Diluted	16,087	16,126

Nine Months Ended
(Amount in thousands, except per share amounts)	December 31, 2011

Net income	$19,360

Adjustment:
Swiss non-cash income tax credit	(612)
Adjusted Net Income	$18,748

Net income per diluted share	$1.22
Adjusted Net Income per diluted share	$1.18

Weighted average shares outstanding - Diluted	15,918

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses, or “Adjusted EBITDA,” “Adjusted Net Income” and “Free Cash Flow.” Adjusted EBITDA, Adjusted Net Income and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted EBITDA, Adjusted Net Income and Free Cash Flow measures used by other companies. Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation, certain legal expenses related to International Traffic in Arms Regulation (ITAR) matters and certain restructuring costs related to site consolidation to the Company’s Adjusted Net Income from continuing operations and professional fees related to acquisitions. Adjusted Net Income is derived by taking net income and removing the impact of adjustments recorded for the gains on fair value of adjustments to earn-outs, impairment of asset held for sale and non-cash discrete income tax expense for the Company’s Swiss operations. Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment). The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company’s cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period. Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues. The Company believes that Adjusted EBITDA is important to investors because it more accurately represents the leverage effect of fixed expenses. The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company. A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com